UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2025

STREAMEX CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38659	26-4333375
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2431 Aloma Avenue, Suite 243 Winter Park, Florida 32792	90025
(Address of principal executive offices)	(Zip Code)

(203) 409-5444

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	STEX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported below under Item 5.07 of this Current Report on Form 8-K, Streamex Corp. (the “Company”), held its 2025 annual meeting of stockholders on December 30, 2025 (the “Annual Meeting”), at which the Company’s stockholders approved the Fourth Amendment (the “Incentive Plan Amendment”) to the Company’s 2023 Long-Term Incentive Plan, as amended (the “Incentive Plan”), to increase the total number of shares of common stock, par value $0.001 per share (“Common Stock”), authorized for issuance under the Incentive Plan by 22,494,324 shares, to a total of 37,230,130 shares.

The foregoing description of the Incentive Plan Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Incentive Plan Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting at which a quorum was present, the Company held its Annual Meeting to consider and vote on the six proposals set forth below, each of which is described in greater detail in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the U.S. Securities and Exchange Commission on November 20, 2025 (“Proxy Statement”). According to the certified tabulation of votes provided by Broadridge Financial Solutions, Inc., a total of 120,737,340 shares of the Company’s capital stock entitled to vote, in the aggregate (Common Stock, Exchangeable Shares (as defined in the Proxy Statement) and Series C Preferred Stock), was represented in person or by proxy at the Annual Meeting. This represented 81.21% of the 148,654,805 total outstanding shares of the Company entitled to vote. A quorum was therefore present.

The matters voted upon at the Annual Meeting and the final voting results, as certified by Broadridge, were as follows:

(1)	The Company’s stockholders elected Morgan Lekstrom and Karl Henry McPhie to serve as Class I members of the Board of Directors of the Company (the “Board”) until the Company’s 2028 annual meeting of stockholders or upon such director’s earlier death, resignation, or removal from the Board, with the votes cast as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Morgan Lekstrom	113,487,332	485,275	N/A
Karl Henry McPhie	113,909,497	63,110	N/A

The votes cast in favor of Morgan Lekstrom represented 99.57% of the votes cast.

The votes cast in favor of Karl Henry McPhie represented 99.94% of the votes cast.

(2)	The Company’s stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers, with the votes cast as follows:

For	Against	Abstain	Broker Non-Votes
113,739,731	168,342	64,534	N/A

The votes cast in favor of this proposal represented 99.85% of the votes cast.

(3)	The Company’s stockholders approved, on a non-binding advisory basis, three years as the frequency of advisory votes on the compensation of the Company’s named executive officers, with the votes cast as follows:

For Three Years	For One Year or For Two Years	Abstain	Broker Non-Votes
112,425,020	1,527,641	19,946	N/A

The votes cast in favor of three years as the frequency of advisory votes on the compensation of the Company’s named executive officers represented 99.65% of the votes cast.

Following the Annual Meeting and after due consideration of the stockholders’ vote for three years as the frequency of advisory votes on the compensation of the Company’s named executive officers, the Board determined that future advisory votes on the compensation of the Company’s named executive officers will be conducted every three years until the next advisory vote regarding the frequency of advisory votes on the compensation of the Company’s named executive officers is submitted to the stockholders or the Board otherwise determines that a different frequency for such advisory votes is in the best interests of the Company.

(4)	The Company’s stockholders ratified the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, with the votes cast as follows:

For	Against	Abstain	Broker Non-Votes
120,701,989	26,929	8,422	0

The votes cast in favor of this proposal represented 99.97% of the votes cast.

5)	The Company’s stockholders approved the Incentive Plan Amendment, with the votes cast as follows:

For	Against	Abstain	Broker Non-Votes
113,116,130	798,620	57,857	N/A

The votes cast in favor of this proposal represented 99.29% of the votes cast.

6)	The proposal to approve the adjournment of the Annual Meeting, to a later date or dates as determined by the Board in its discretion, to solicit additional proxies if necessary due to insufficient votes or lack of quorum, was ultimately not required because a quorum was present. The proposal was nevertheless approved, with votes cast as follows:

For	Against	Abstain	Broker Non-Votes
119,661,751	1,054,665	20,924	0

The votes cast in favor of this proposal represented 99.12% of the votes cast.

No other matters were submitted to or voted on by the Company’s stockholders at the Annual Meeting.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Incentive Plan Amendment
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STREAMEX CORP.

Date: December 31, 2025	By:	/s/ Karl Henry McPhie
	Name:	Karl Henry McPhie
	Title:	Chief Executive Officer